Exhibit 99.1

COMPANY CONTACT: Ryan Bowie Vice President and Treasurer Strategic Hotels & Resorts (312) 658-5766

FOR IMMEDIATE RELEASE

WEDNESDAY, MAY 7, 2008

STRATEGIC HOTELS & RESORTS REPORTS FIRST QUARTER 2008 RESULTS

Reaffirms Full Year EBITDA and FFO Guidance

CHICAGO – May 7, 2008 – Strategic Hotels & Resorts (NYSE: BEE) today reported results for the first quarter ended March 31, 2008.

First Quarter Company Highlights

•

Comparable funds from operations (Comparable FFO) was $0.31 per diluted share, an increase of 6.9 percent compared with $0.29 in the prior year. Quarterly Comparable EBITDA was $55.4 million, a decrease of 2.0 percent compared with $56.6 million in the prior year.

•	First quarter results were reduced by disruption associated with renovation activity at the Fairmont Chicago, Marriott London Grosvenor Square and the Renaissance Paris Hotel Le Parc Trocadero.

North American Operating Results

•	Total revenue per available room (Total RevPAR) increased 0.8 percent and revenue per available room (RevPAR) increased 1.3 percent driven by a 5.5 percent increase in average daily rate (ADR).

•	Excluding the Fairmont Chicago, Total RevPAR increased 2.5 percent and RevPAR increased 3.1 percent.

•	EBITDA margins contracted 50 basis points. Excluding the Fairmont Chicago, EBITDA margins remained unchanged and EBITDA per room increased 3.7 percent.

European Operating Results

•

European Same Store Total RevPAR increased 7.1 percent and RevPAR increased 12.1 percent driven by a 17.4 percent increase in ADR. Excluding the Marriott London Grosvenor Square, European Same Store Total RevPAR increased 21.5 percent and RevPAR increased 23.8 percent.

Laurence Geller, chief executive officer said, “As expected, we are seeing signs of slowing demand due to weak economic growth. As the first to recognize this potential, we were also out front in systematically implementing our multi-level operating contingency plans. We are seeing the initial benefits of those programs now, many of which are sustainable into the expected recovery. We maintain a consistent focus on increasing productivity, improving operating efficiencies while controlling both property level and corporate expenses, preserving liquidity, and gaining incremental market share. At the same time, we are completing the planning and entitlement process for our high return projects which we will execute when our trend analyses show individually recovering markets. Our forward group booking pace remains on track for this year and next, and our current outlook for the balance of the year is on target.”

Financial Results

The company reported a net loss available to common shareholders of $7.0 million, or $0.09 per diluted share for the first quarter of 2008, compared with a net loss available to common shareholders of $9.6 million, or $0.13 per diluted share for the first quarter of 2007.

Adjusted EBITDA for the first quarter of 2008 was $54.2 million compared with $50.6 million for the first quarter of 2007. Comparable EBITDA for the first quarter of 2008 was $55.4 million compared with $56.6 million in the first quarter of 2007.

Funds from Operations (FFO) for the first quarter of 2008 was $20.2 million, or $0.26 per diluted share, compared with $16.6 million, or $0.22 per diluted share in the first quarter of 2007. Comparable FFO for the first quarter of 2008 was $23.5 million, or $0.31 per diluted share, compared with $22.4 million, or $0.29 per diluted share in the first quarter of 2007.

Quarterly Distribution

The Board of Directors previously declared on March 6, 2008 a quarterly dividend of $0.24 per share of common stock, payable to shareholders of record as of the close of business on March 28, 2008. The dividend was paid on April 10, 2008. Additionally, for shareholders of record as of March 21, 2008, the Board declared a quarterly dividend of $0.53125 per share of 8.50 percent Series A Cumulative Redeemable Preferred Stock, $0.51563 per share of 8.25 percent Series B Cumulative Redeemable Preferred Stock, and $0.51563 per share of 8.25 percent Series C Cumulative Redeemable Preferred Stock. The preferred stock dividends were paid on March 31, 2008.

2008 Outlook

For the full year 2008, management reaffirms previous guidance of Comparable EBITDA in the range of $263.9 million to $274.9 million, Comparable FFO in the range of $121.8 million to $132.8 million, and Comparable FFO per diluted share in the range of $1.60 to $1.75.

Management also reaffirms guidance for North American Total RevPAR and RevPAR growth in the range of 2.0 percent to 5.0 percent.

Second Quarter 2008 Guidance

For the second quarter of 2008, the company estimates Comparable EBITDA in the range of $71.8 million to $74.8 million, Comparable FFO in the range of $33.7 million to $36.7 million, and Comparable FFO per diluted share in the range of $0.44 to $0.48.

The company expects second quarter 2008 North American Total RevPAR growth to be in the range of 3.0 percent to 5.0 percent, and RevPAR growth to be in the range of 5.0 percent to 7.0 percent.

The following tables reconcile projected second quarter 2008 net income available to common shareholders to projected Comparable FFO and Comparable EBITDA (in millions, except per share data):

	Low Range	High Range
Net Income Available to Common Shareholders	$6.4	$9.3
Depreciation and Amortization	27.9	27.9
Realized Portion of Deferred Gain on Sale Leasebacks	(1.1)	(1.1)
Deferred Tax on Realized Portion of Deferred Gain	0.4	0.4
Minority Interests	0.2	0.3
Adjustments from Consolidated Affiliates	(1.6)	(1.6)
Adjustments from Unconsolidated Affiliates	1.5	1.5

Comparable FFO	$33.7	$36.7
Comparable FFO per Diluted Share	$0.44	$0.48

	Low Range	High Range
Net Income Available to Common Shareholders	$6.4	$9.3
Depreciation and Amortization	27.9	27.9
Interest Expense	22.2	22.2
Income Taxes	5.9	5.9
Minority Interests	0.2	0.3
Adjustments from Consolidated Affiliates	(2.8)	(2.8)
Adjustments from Unconsolidated Affiliates	5.4	5.4
Preferred Shareholder Dividends	7.7	7.7
Realized Portion of Deferred Gain on Sale Leasebacks	(1.1)	(1.1)

Comparable EBITDA	$71.8	$74.8

Earnings Call

The company will conduct its first quarter 2008 conference call for investors and other interested parties on May 8, 2008 at 10:00 a.m. Eastern Time (ET). Interested individuals are invited to listen to the call by telephone at 888-713-4217 (toll international: 617-213-4869) with pass code 48256061. To participate on the web cast, log on to www.strategichotels.com or www.earnings.com 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning at 11:00 a.m. ET on May 8, 2008, through 11:59 p.m. ET on May 15, 2008. To access the replay, dial 888-286-8010 (toll international: 617-801-6888) and request replay pin number 89245259. A replay of the call will also be available on the Internet at http://www.strategichotels.com or http://www.earnings.com for 30 days after the call.

The company also produces supplemental financial data that includes detailed information regarding its operating results. This supplemental data is considered an integral part of this earnings release. These materials are available on the Strategic Hotels & Resorts website at www.strategichotels.com within the first quarter information section.

Portfolio Definitions

North American hotel comparisons for the first quarter 2008 are derived from the company’s hotel portfolio at March 31, 2008, consisting of properties in which operations are included in the consolidated results of the company.

European hotel comparisons are derived from the company’s European owned and leased hotel properties at March 31, 2008, consisting of the Marriott London Grosvenor Square, the Paris Marriott Champs-Elysees, the Marriott Hamburg, and the InterContinental Prague and excluding the Renaissance Paris Hotel Le Parc Trocadero, which was acquired during the third quarter of 2007.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The company currently has ownership interests in 20 properties with an aggregate of 9,042 rooms. For a list of current properties and for further information, please visit the company’s website at www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: availability of capital; ability to obtain or refinance debt; rising interest rates; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in our current and proposed market areas; economic conditions generally and in the real estate market specifically; satisfaction of closing contingencies in our agreements; delays and cost overruns in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s current filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2008	2007
Revenues:
Rooms	$139,777	$126,637
Food and beverage	83,545	80,813
Other hotel operating revenue	27,459	26,068

	250,781	233,518
Lease revenue	1,287	4,412

Total revenues	252,068	237,930

Operating Costs and Expenses:
Rooms	34,773	31,495
Food and beverage	59,465	55,288
Other departmental expenses	65,319	60,713
Management fees	10,232	8,722
Other hotel expenses	16,770	16,455
Lease expense	4,327	3,780
Depreciation and amortization	28,293	25,549
Corporate expenses	7,430	7,117

Total operating costs and expenses	226,609	209,119

Operating income	25,459	28,811
Interest expense	(21,927)	(20,963)
Interest income	595	489
Loss on early extinguishment of debt	—	(4,319)
Equity in losses of joint ventures	(779)	(2,883)
Foreign currency exchange loss	(3,209)	(1,655)
Other expenses, net	(443)	(157)

Loss before income taxes, minority interests, loss on sale of minority interests in hotel properties and discontinued operations	(304)	(677)
Income tax expense	(302)	(1,353)
Minority interest in SHR’s operating partnership	7	30
Minority interest in consolidated affiliates	897	(422)

Income (loss) before loss on sale of minority interests in hotel properties and discontinued operations	298	(2,422)
Loss on sale of minority interests in hotel properties	(5)	—

Income (loss) from continuing operations	293	(2,422)
Income from discontinued operations, net of tax and minority interests	411	325

Net income (loss)	704	(2,097)
Preferred shareholder dividends	(7,721)	(7,462)

Net loss available to common shareholders	$(7,017)	$(9,559)

Basic and Diluted Loss Per Share:
Loss from continuing operations available to common shareholders per share	$(0.10)	$(0.13)
Income from discontinued operations per share	0.01	—

Net loss available to common shareholders per share	$(0.09)	$(0.13)

Weighted average common shares outstanding	74,950	75,836

Consolidated Balance Sheets

(in thousands, except share data)

	March 31, 2008	December 31, 2007
Assets
Investment in hotel properties, net	$2,481,269	$2,427,273
Goodwill	477,529	462,536
Intangible assets, net of accumulated amortization of $3,818 and $3,271	44,822	45,420
Investment in joint ventures	78,958	78,801
Cash and cash equivalents	107,323	111,494
Restricted cash and cash equivalents	41,872	39,161
Accounts receivable, net of allowance for doubtful accounts of $2,108 and $1,965	89,934	82,217
Deferred financing costs, net of accumulated amortization of $4,212 and $4,809	13,602	14,868
Deferred tax assets	46,763	41,790
Other assets	54,551	62,736

Total assets	$3,436,623	$3,366,296

Liabilities and Shareholders’ Equity
Liabilities:
Mortgages and other debt payable	$1,376,654	$1,363,855
Exchangeable senior notes, net of discount	179,280	179,235
Bank credit facility	155,000	109,000
Accounts payable and accrued expenses	306,861	266,324
Distributions payable	18,258	18,179
Deferred tax liabilities	39,798	36,407
Deferred gain on sale of hotels	122,508	114,292

Total liabilities	2,198,359	2,087,292

Minority interests in SHR’s operating partnership	10,891	11,512
Minority interests in consolidated affiliates	30,205	30,653

Shareholders’ equity:
8.50% Series A Cumulative Redeemable Preferred Stock ($0.01 par value; 4,488,750 shares issued and outstanding; liquidation preference $25.00 per share)	108,206	108,206
8.25% Series B Cumulative Redeemable Preferred Stock ($0.01 par value; 4,600,000 shares issued and outstanding; liquidation preference $25.00 per share)	110,775	110,775
8.25% Series C Cumulative Redeemable Preferred Stock ($0.01 par value; 5,750,000 shares issued and outstanding; liquidation preference $25.00 per share)	138,940	138,940
Common shares ($0.01 par value; 150,000,000 common shares authorized; 74,407,452 and 74,371,230 common shares issued and outstanding)	744	742
Additional paid-in capital	1,203,061	1,201,503
Accumulated deficit	(329,943)	(304,922)
Accumulated other comprehensive loss	(34,615)	(18,405)

Total shareholders’ equity	1,197,168	1,236,839

Total liabilities and shareholders’ equity	$3,436,623	$3,366,296

FINANCIAL HIGHLIGHTS

Supplemental Financial Data

(in millions, except per share information)

	Three Months Ended March 31, 2008
	Actual	Guidance
Results vs. Previous Guidance
North American Total RevPAR growth	0.8%	0.5% - 1.5%
North American RevPAR growth	1.3%	1.5% - 2.5%

Comparable EBITDA	$55.4	$54.4 - 57.4

Comparable FFO per diluted share	$0.31	$0.30 - 0.34

(in thousands, except per share information)

	March 31, 2008
	Pro Rata Share	Consolidated
Capitalization
Common shares outstanding	74,407	74,407
Operating partnership units outstanding	976	976
Stock options outstanding	885	885
Restricted stock units outstanding	1,289	1,289

Combined shares, options and units outstanding	77,557	77,557
Common stock price at end of period	$13.13	$13.13

Common equity capitalization	$1,018,323	$1,018,323
Preferred equity capitalization	370,236	370,236
Consolidated debt	1,710,934	1,710,934
Pro rata share of unconsolidated debt	274,500	—
Pro rata share of consolidated debt	(107,065)	—
Cash and cash equivalents	(107,323)	(107,323)

Total enterprise value	$3,159,605	$2,992,170

Net Debt / Total Enterprise Value	56.1%	53.6%
Preferred Equity / Total Enterprise Value	11.7%	12.4%
Common Equity / Total Enterprise Value	32.2%	34.0%

Dividends Per Share
Common dividends declared (holders of record on March 28, 2008)		$0.24

Preferred Series A dividends declared (holders of record on March 21, 2008)		$0.53125

Preferred Series B dividends declared (holders of record on March 21, 2008)		$0.51563

Preferred Series C dividends declared (holders of record on March 21, 2008)		$0.51563

Discontinued Operations

The results of operations of hotels sold are classified as discontinued operations and segregated in the consolidated statements of operations for all periods presented. On December 28, 2007, we sold the Hyatt Regency New Orleans for a net sales price of $28.0 million.

The following is a summary of income from discontinued operations for the three months ended March 31, 2008 and 2007 (in thousands):

	Three Months Ended March 31,
	2008	2007
Hotel operating revenues	$—	$98

Operating costs and expenses	—	238

Operating loss	—	(140)

Interest expense	—	(34)
Interest income	—	442
Income tax benefit	—	61
Gain on sale	416	—
Minority interests	(5)	(4)

Income from discontinued operations	$411	$325

Investment in the Hotel del Coronado

(in thousands)

On January 9, 2006, we purchased a 45% interest in the joint venture that owns the Hotel del Coronado. We account for this investment using the equity method of accounting.

	Three Months Ended March 31,
	2008	2007
Total revenues (100%)	$34,858	$30,498
Property EBITDA (100%)	$11,449	$9,872

Equity in losses of joint venture (SHR 45% ownership)
Property EBITDA	$5,152	$4,442
Depreciation and amortization	(1,900)	(1,960)
Interest expense	(4,411)	(5,033)
Other expense, net	(28)	(50)
Income taxes	340	(95)

Equity in losses of joint venture	$(847)	$(2,696)

EBITDA Contribution from investment in Hotel del Coronado
Equity in losses of joint venture	$(847)	$(2,696)
Depreciation and amortization	1,900	1,960
Interest expense	4,411	5,033
Income taxes	(340)	95

EBITDA Contribution for investment in Hotel del Coronado	$5,124	$4,392

FFO Contribution from investment in Hotel del Coronado
Equity in losses of joint venture	$(847)	$(2,696)
Depreciation and amortization	1,900	1,960

FFO Contribution for investment in Hotel del Coronado	$1,053	$(736)

Debt	Interest Rate	Spread over LIBOR	Loan Amount	Maturity Date
CMBS Mortgage and Mezzanine	4.78%	208 bp	$610,000	January 2011	(a)
Revolving Credit Facility	5.20%	250 bp	—	January 2011	(a)

			610,000

Cash and cash equivalents			11,259

Net Debt			$598,741

(a)	Includes extension options.

Cap	Effective Date	LIBOR Cap Rate	Notional Amount	Maturity
CMBS Mortgage and Mezzanine Loan and Revolving Credit Facility Cap	January 2006	5.0% to January 2008 5.5% January 2008 to maturity	$630,000	January 2009

CMBS Mortgage and Mezzanine Loan and Revolving Credit Facility Cap	January 2009	5.0%	$630,000	January 2011

Summary of Residential Activity

(in thousands)

On January 9, 2006, we purchased a 45% interest in a joint venture that owns the North Beach Venture development adjacent to the Hotel del Coronado. We account for this investment using the equity method of accounting. We own a 31% interest in a joint venture that is developing the Four Seasons Residence Club Punta Mita (RCPM) adjacent to the Four Seasons Punta Mita Resort. We account for this investment using the equity method of accounting. In addition, we engage in certain activities related to potential development projects such as condominium-hotel units, fractional ownership units and other for-sale residential units.

	Three Months Ended March 31,
	2008	2007
North Beach Venture
Hotel condominium sales (100%)	$78	$—
Hotel condominium cost of sales (100%)	$99	$—

SHR’s 45% share
Hotel condominium sales	$35	$—
Hotel condominium cost of sales	45	—
Other income (expense), net	13	(37)
Income taxes	(36)	—

SHR’s share of net income (loss)	$57	$(37)

Net income (loss)	$57	$(37)
Income taxes	36	—

EBITDA Contribution for investment in North Beach Venture	$93	$(37)

FFO Contribution for investment in North Beach Venture	$57	$(37)

	Three Months Ended March 31,
	2008	2007
Residence Club Punta Mita (RCPM)
SHR’s 31% share
Sales	$196	$738

EBITDA Contribution for investment in RCPM	$60	$(159)

FFO Contribution for investment in RCPM	$41	$(150)

SHR’s share of total residential activity:
Sales	$231	$738

EBITDA	$153	$(196)

FFO	$98	$(187)

Non-GAAP Financial Measures

In addition to REIT hotel income, six other non-GAAP financial measures are presented for the Company that we believe are useful to management and investors as key measures of our operating performance: Funds from Operations (FFO); FFO—Fully Diluted; Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); Adjusted EBITDA; and Comparable EBITDA. A reconciliation of these measures to net income (loss) available to common shareholders, the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding (losses) or gains from sales of depreciable property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present FFO—Fully Diluted, which is FFO plus minority interest expense on convertible minority interests. We also present Comparable FFO, which is FFO—Fully Diluted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe that the presentation of FFO, FFO—Fully Diluted and Comparable FFO provides useful information to management and investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization. We also present Comparable FFO per diluted share as a non-GAAP measure of our performance. We calculate Comparable FFO per diluted share for a given operating period as our Comparable FFO (as defined above) divided by the weighted average of fully diluted shares outstanding. Comparable FFO per diluted share, in accordance with NAREIT, is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under share-based compensation plans, operating partnership units and exchangeable debt securities. No effect is shown for securities that are anti-dilutive.

EBITDA represents net income (loss) available to common shareholders excluding: (i) interest expense, (ii) income tax expense, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income tax expense and depreciation and amortization of our equity method investments. EBITDA is presented on a full participation basis, which means we have assumed conversion of all convertible minority interests of our operating partnership into our common stock and includes preferred dividends. We believe this treatment of minority interest provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Adjusted EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks. We also present Comparable EBITDA, which eliminates the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe EBITDA, Adjusted EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA, Adjusted EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA should not be considered as an alternative measure of our net income or operating performance. FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net income (loss) available to common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. Below, we have provided a quantitative reconciliation of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) available to common shareholders, and provide an explanatory description by footnote of the items excluded from FFO, FFO—Fully Diluted, EBITDA and Adjusted EBITDA.

Reconciliation of Net Loss Available to Common Shareholders to EBITDA, Adjusted EBITDA

and Comparable EBITDA

(in thousands)

	Three Months Ended March 31,
	2008	2007
Net loss available to common shareholders	$(7,017)	$(9,559)
Depreciation and amortization—continuing operations	28,293	25,549
Interest expense—continuing operations	21,927	20,963
Interest expense—discontinued operations	—	34
Income taxes—continuing operations	302	1,353
Income taxes—discontinued operations	—	(61)
Minority interests	(2)	(26)
Adjustments from consolidated affiliates	(1,671)	(1,028)
Adjustments from unconsolidated affiliates	5,989	7,079
Preferred shareholder dividends	7,721	7,462

EBITDA	55,542	51,766
Realized portion of deferred gain on sale leasebacks	(1,322)	(1,137)

Adjusted EBITDA	54,220	50,629

Gain on sale of assets—continuing operations	(117)	—
Gain on sale of assets—discontinued operations	(416)	—
Loss on sale of minority interests in hotel properties	5	—
Corporate depreciation	(292)	—
Foreign currency exchange loss (a)	3,209	1,339
Hyatt Regency La Jolla minority interest (b)	(1,180)	—
Termination costs—discontinued operations (c)	—	69
Planning costs—New Orleans Jazz District	—	227
Loss on early extinguishment of debt—continuing operations	—	4,319

Comparable EBITDA	$55,429	$56,583

(a)	Foreign currency exchange loss applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.
(b)	The minority interest partner’s share of the Hyatt Regency La Jolla’s property EBITDA is not deducted from net loss available to common shareholders under GAAP accounting rules.
(c)	Termination costs included in discontinued operations related to the termination of the management agreement at the Marriott Rancho Las Palmas property.

Reconciliation of Net Loss Available to Common Shareholders to

Funds From Operations (FFO), FFO—Fully Diluted and Comparable FFO

(in thousands, except per share data)

	Three Months Ended March 31,
	2008	2007
Net loss available to common shareholders	$(7,017)	$(9,559)
Depreciation and amortization—continuing operations	28,293	25,549
Corporate depreciation	(292)	—
Gain on sale of assets—continuing operations	(117)	—
Gain on sale of assets—discontinued operations	(416)	—
Loss on sale of minority interests in hotel properties	5	—
Realized portion of deferred gain on sale leasebacks	(1,322)	(1,137)
Deferred tax expense on realized portion of deferred gain on sale leasebacks	394	345
Minority interests adjustments	(387)	(349)
Adjustments from consolidated affiliates	(1,275)	(552)
Adjustments from unconsolidated affiliates	1,900	1,960

FFO	19,766	16,257
Convertible minority interests	386	323

FFO—Fully Diluted	20,152	16,580
Termination costs, net of tax—discontinued operations (a)	—	42
Planning costs, net of tax—New Orleans Jazz District	—	166
Hyatt Regency La Jolla minority interest (b)	(589)	—
Foreign currency exchange loss, net of tax (c)	3,916	1,339
Loss on early extinguishment of debt—continuing operations	—	4,319

Comparable FFO	$23,479	$22,446

Comparable FFO per diluted share	$0.31	$0.29

Weighted average diluted shares (d)	76,086	77,002

(a)	Termination costs, net of tax, included in discontinued operations related to the termination of the management agreement at the Marriott Rancho Las Palmas property.
(b)	The minority interest partner’s share of the Hyatt Regency La Jolla’s property FFO is not deducted from net loss available to common shareholders under GAAP accounting rules.
(c)	Foreign currency exchange loss applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.
(d)	In the second quarter of 2007, we adjusted our calculation of weighted average diluted shares to be consistent with the guidance prescribed by NAREIT. These changes had no impact on the Comparable FFO per share amounts reported in prior periods.

Debt Summary

(dollars in thousands)

Debt	Interest Rate	Spread (a)		Loan Amount	Maturity Date (b)
Bank Credit Facility	3.50%	80 bp		$155,000	March 2012
Fairmont Chicago	3.40%	70 bp		123,750	April 2012
Loews Santa Monica Beach Hotel	3.33%	63 bp		118,250	March 2012
Ritz-Carlton Half Moon Bay	3.37%	67 bp		76,500	March 2012
InterContinental Chicago	3.76%	106 bp		121,000	October 2011
InterContinental Miami	3.43%	73 bp		90,000	October 2011
InterContinental Prague (c)	5.61%	125 bp	(c)	164,177	March 2012
Westin St. Francis	3.40%	70 bp		220,000	August 2011
Marriott London Grosvenor Square (d)	7.11%	110 bp	(d)	153,310	October 2013
Fairmont Scottsdale Princess	3.26%	56 bp		180,000	September 2011
Hyatt Regency LaJolla	3.70%	100 bp		97,500	September 2012
Punta Mita land parcel promissory notes	N/A	N/A		32,167	August 2008 and 2009
Exchangeable senior notes	3.50%	Fixed		179,280	April 2012

				$1,710,934

(a)	Spread over LIBOR (2.70% at March 31, 2008).
(b)	Includes extension options.
(c)	Principal balance of €104,000,000 at March 31, 2008. Spread over EURIBOR (4.36% at March 31, 2008).
(d)	Principal balance of £77,250,000 at March 31, 2008. Spread over three-month GBP LIBOR (6.01% at March 31, 2008).

U.S. Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
April 2005	4.42%	$75,000	April 2010
April 2005	4.59%	75,000	April 2012
June 2005	4.12%	50,000	June 2012
June 2006	5.50%	75,000	June 2013
August 2006	5.34%	100,000	August 2011
August 2006	5.42%	100,000	August 2013
September 2006	5.08%	100,000	February 2011
September 2006	5.10%	100,000	December 2010
September 2006	5.09%	100,000	September 2009
March 2007	4.81%	100,000	December 2009
March 2007	4.84%	100,000	July 2012

	4.99%	$975,000

European Interest Rate Swap

Swap Effective Date	Fixed Pay Rate Against GBP LIBOR	Notional Amount	Maturity
October 2007	5.72%	£77,250	October 2013

Forward-Starting Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
September 2009	4.90%	$100,000	September 2014
December 2009	4.96%	100,000	December 2014
April 2010	5.42%	75,000	April 2015
December 2010	5.23%	100,000	December 2015
February 2011	5.27%	100,000	February 2016

		$475,000

At March 31, 2008, future scheduled debt principal payments (including extension options) are as follows:

Years ended December 31,	Amount (in thousands)
2008 (remainder)	$16,735
2009	15,432
2010	9,014
2011	620,014
2012	908,694
Thereafter	141,045

Total	$1,710,934

Percent of fixed rate debt including U.S. and European swaps		78.3%
Weighted average interest rate including U.S. and European swaps		5.20%
Weighted average maturity of fixed rate debt		5.41

Under Construction and Completed Capital Projects

(images of completed projects available on the company’s website)

Hotel	Project Description	Completed
Fairmont Chicago	ENO, wine tasting room *	Q2 08
	Lobby renovation	Q2 08
	Room renovation	Q2 08
	Spa and fitness center	Q1 08
	Gold lounge	Q4 06
	Sushi bar	Q4 06

Fairmont Scottsdale Princess	Michael Mina operated Bourbon Steak Restaurant	Q1 08
	Midnight Oil operated Stone Rose Bar	Q1 08
	Gold room renovation	Q1 08
	GM house conversion - 1 room addition	Q1 08

Four Seasons Mexico City	Guest room renovation	Q1 06

Four Seasons Punta Mita	Lobby bar	Q1 08
	Oasis room and river pool - 23 room addition	Q2 07
	Fitness center expansion	Q1 07
	Coral suite - 5 room addition	Q1 07
	Retail expansion	Q4 06
	Tamai pool	Q4 06
	Tamai garden	Q4 06
	Beachfront restaurant addition	Q4 06
	Arena suite - 5 room addition	Q1 06

Four Seasons Washington, D.C.	Presidential suite renovation	In Construction
	11 room expansion	In Construction

Hotel del Coronado	Retail reconfiguration / renovation	Q2 08
	ENO, wine tasting room *	Q1 08
	Guest room renovation	Q2 07
	Restaurant renovation	Q2 07
	Beach Village - 78 room addition	Q2 07
	Spa & fitness center / beach club	Q1 07

InterContinental Chicago	Starbucks	Q3 07
	Meeting space addition	Q3 07
	ENO, wine tasting room *	Q4 06

InterContinental Miami	Starbucks	Q3 06
	Spa	In Construction

InterContinental Prague	Partial guest room renovation	Q2 07

Loews Santa Monica Beach Hotel	Restaurant renovation	Q1 08 Q4 04

Marriott London Grosvenor Square	Gordon Ramsay operated Maze Grill Restaurant	Q2 08
	Concierge lounge	Q1 08
	Guestroom renovation	In Construction

Renaissance Paris Hotel Le Parc Trocadero	Renaissance brand conversion	Q1 08

Ritz-Carlton Half Moon Bay	Suite renovation	Q1 08
	Outdoor patios	Q3 06
	Guestroom fireplaces	Q2 06
	Ocean terrace	Q2 06
	Restaurant expansion	Q4 05
	ENO, wine tasting room*	Q3 05
	Retail expansion	Q3 05
	Wine tasting room expansion	In Construction
	Restaurant and lounge renovation	In Construction

Ritz-Carlton Laguna Niguel	Meeting space renovation	Q4 07
	Suite conversion - 3 room addition	Q2 07
	Suite renovation	Q2 07
	ENO, wine tasting room *	Q1 07

Westin St. Francis	Lobby bar	In Construction
	Room and corridor renovation	In Construction

*	Strategic’s branded wine room concept

Operating Statistics by Geographic Region

Operating results have been adjusted to show hotel performance on a comparable period basis. Adjustments are the (i) exclusion of unconsolidated Hotel del Coronado, (ii) exclusion of Renaissance Paris Hotel Le Parc Trocadero results for the three months ended March 31, 2008, (iii) exclusion of Hyatt Regency New Orleans as this property’s results of operations were reclassified to discontinued operations and (iv) presentation of the European hotels without regard to either ownership structure or leaseholds.

United States Hotels (as of March 31, 2008)

12 Properties
6,678 Rooms
	Three Months Ended March 31,
	2008	2007	Change
Average Daily Rate	$240.84	$231.21	4.2%
Average Occupancy	70.5%	73.5%	(3.0	) pts
RevPAR	$169.90	$170.05	-0.1%
Total RevPAR	$320.32	$322.84	-0.8%
Property EBITDA Margin	22.3%	23.7%	(1.4	) pts

Mexican Hotels (as of March 31, 2008)

2 Properties
413 Rooms
	Three Months Ended March 31,
	2008	2007	Change
Average Daily Rate	$605.56	$554.28	9.3%
Average Occupancy	74.2%	76.1%	(1.9	) pts
RevPAR	$449.12	$421.80	6.5%
Total RevPAR	$750.56	$682.77	9.9%
Property EBITDA Margin	44.0%	40.9%	3.1	pts

North American Hotels (as of March 31, 2008)

14 Properties
7,091 Rooms
	Three Months Ended March 31,
	2008	2007	Change
Average Daily Rate	$263.20	$249.55	5.5%
Average Occupancy	70.8%	73.7%	(2.9	) pts
RevPAR	$186.23	$183.88	1.3%
Total RevPAR	$345.49	$342.62	0.8%
Property EBITDA Margin	25.1%	25.6%	(0.5	) pts

European Same Store Hotels (as of March 31, 2008)

4 Properties
1,078 Rooms
	Three Months Ended March 31,
	2008	2007	Change
Average Daily Rate	$317.94	$270.77	17.4%
Average Occupancy	72.0%	75.4%	(3.4	) pts
RevPAR	$228.98	$204.23	12.1%
Total RevPAR	$327.32	$305.58	7.1%
Property EBITDA Margin	32.5%	32.6%	(0.1	) pts